UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2016
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.
Underwriting Agreement
On December 14, 2016, Diamondback Energy, Inc. (“Diamondback”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, acting on behalf of itself and as the representative of the several underwriters (the “Underwriters”). The Underwriting Agreement relates to a public offering by Diamondback of 10,500,000 shares of its common stock (the “Firm Share Offering”) at a purchase price to the Underwriters of $95.3025 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, Diamondback granted the Underwriters a 30-day option (the “Option”) to purchase up to 1,575,000 additional shares of its common stock at the Purchase Price (together with the Firm Share Offering, the “Common Stock Offering”), which option was exercised in full by the Underwriters on December 15, 2016. The Underwriters will offer the shares acquired in the Common Stock Offering from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Diamondback intends to use the estimated net proceeds from the Common Stock Offering of approximately $1,150.5 million (after deducting underwriting discounts and commissions and estimated offering expenses), together with the net proceeds from the Notes Offering (defined below under the heading “Notes Purchase Agreement”) and cash on hand, to fund the cash consideration for Diamondback’s previously announced pending acquisition (the “Pending Acquisition”) of certain oil and natural gas assets of Brigham Resources Operating, LLC and Brigham Resources Midstream, LLC (collectively, the “Sellers”). In addition, Diamondback intends to use any net proceeds that may become available if the Pending Acquisition is not consummated or the purchase price is reduced because it acquires less than all of the oil and natural gas assets subject to the purchase and sale agreement with the Sellers, to fund a portion of Diamondback’s exploration and development activities and for general corporate purposes, which may include leasehold interest and property acquisitions and working capital. The Common Stock Offering closed on December 20, 2016.
The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback and other customary obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by Diamondback of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
The Common Stock Offering was made pursuant to Diamondback’s effective automatic shelf registration statement on Form S-3 (File No. 333-214892), filed with the Securities and Exchange Commission (the “SEC”) on December 2, 2016 (the “Shelf Registration Statement”), and a prospectus, which consists of a base prospectus, filed with the SEC on December 2, 2016, a preliminary prospectus supplement, filed with the SEC on December 14, 2016, and a final prospectus supplement, filed with the SEC on December 16, 2016 (collectively, the “Prospectus”).
Certain of the Underwriters and their affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.
The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Notes Purchase Agreement
On December 15, 2016, Diamondback and certain subsidiary guarantors entered into a Notes Purchase Agreement (the “Notes Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with Diamondback’s private placement of senior notes. The Notes Purchase Agreement provides for, among other things, the issuance and sale by Diamondback of $500 million in aggregate principal amount of 5.375% Senior Notes due 2025 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Diamondback and the subsidiary guarantors of the Notes have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of such liabilities. Under the Notes Purchase Agreement, Diamondback also agreed to a 90-day lock-up with respect to, among other things, an offer, sale or other disposition of its debt securities, subject to certain exceptions.
Diamondback intends to use the net proceeds from the Notes Offering, together with the net proceeds from the Common Stock Offering and cash on hand, to fund the cash consideration for the Pending Acquisition. The Notes Offering closed on December 20, 2016.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.
The preceding summary of the Notes Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Credit Agreement Amendment
On December 15, 2016, Diamondback, as parent guarantor, Diamondback O&G LLC, as borrower, and certain other subsidiaries of Diamondback, as guarantors, entered into a fourth amendment (the “Fourth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of November 1, 2013, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, the “Credit Agreement”). The Fourth Amendment increases the amount of unsecured senior notes that Diamondback is permitted to issue from $750 million to $1.0 billion.
The preceding summary of the Fourth Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
Legal Opinion
In connection with the Common Stock Offering, Diamondback is filing a legal opinion of Akin Gump Strauss Hauer & Feld LLP, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Shelf Registration Statement and into the Prospectus.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 14, 2016, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1	Notes Purchase Agreement, dated December 15, 2016, by and among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC.
10.2
Fourth Amendment to the Second Amended and Restated Credit Agreement, dated December 15, 2016, by and among Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	December 20, 2016
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated December 14, 2016, by and between Diamondback Energy, Inc. and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1	Notes Purchase Agreement, dated December 15, 2016, by and among Diamondback Energy, Inc., the subsidiary guarantors party thereto and Credit Suisse Securities (USA) LLC.
10.2
Fourth Amendment to the Second Amended and Restated Credit Agreement, dated December 15, 2016, by and among Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc., as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)